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                            STOCK PURCHASE AGREEMENT




                      For the Sale of the Capital Stock of
                      Downtown Theatre Ticket Agency, Inc.,
                                 a subsidiary of
                       U. S. Transportation Systems, Inc.,
                            and related Entertainment
                           Subsidiaries and Divisions







                          Dated as of December 31, 1996








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                                A G R E E M E N T

         STOCK PURCHASE AGREEMENT, dated as of December 31, 1996, by and between
U. S. TRANSPORTATION SYSTEMS, INC., a Nevada corporation ("USTS") and PACKAGING PLUS SERVICES, INC. a Nevada corporation ("PKGP").

                              W I T N E S S E T H:
         WHEREAS, PKGP desires to purchase all of the issued and outstanding shares of capital stock of Downtown Theatre Ticket Agency, Inc. (D/B/A "Advance Entertainment"), and its related entertainment subsidiaries and divisions ("Entertainment"), as set forth in Schedule A hereto; and
         WHEREAS, USTS is the sole shareholder of Entertainment and is willing to sell all of the issued and outstanding shares of capital stock of Entertainment to PKGP;
         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

    1.  SALE AND PURCHASE OF CAPITAL STOCK OF ENTERTAINMENT.

               1.1 Sale of Stock and Delivery. USTS hereby agrees to sell, transfer and deliver to PKGP, free of all debt, liens and encumbrances, and PKGP agrees to purchase from USTS, on the date fixed in accordance with Section 3 for the closing hereunder (the "Closing Date"), all of the outstanding shares of the capital stock of Entertainment. Certificates for the Entertainment capital stock, endorsed in blank, shall be delivered by USTS to PKGP at the Closing.

               1.2 Purchase Price. The purchase price to be paid by PKGP to USTS for Entertainment shall be by delivery at the Closing of a stock certificate of PKGP for 850,000 of its common shares, "restricted", for a two year period (the "Shares").

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               1.3  Repurchase of Shares of PKGP. PKGP will have a right to repurchase the Shares as follows:

                    a) PKGP has a right to repurchase all or any part of the 850,000 Shares for $1.15 per share, during the first 6 months from the Closing. If PKGP does not repurchase all of such shares during the 6-month period, PKGP shall deliver an additional 50,000 shares to USTS, and the repurchase period shall be extended for the 7th through 12th month;

                    b) PKGP has a right to repurchase all or any part of the 900,000 Shares or the remaining Shares not repurchased, at $1.20 per share, during the 7th through 12th month. If PKGP does not repurchase all of such shares during such period, PKGP shall deliver an additional 50,000 shares to USTS, and the repurchase period shall be extended for the 13th through 18th month;

                    c) PKGP has a right to repurchase all or any part of the 950,000 Shares or the remaining Shares not repurchased, at $1.25 per share, during the 13th through 18th month. If PKGP does not repurchase all of the shares during such period, PKGP shall deliver an additional 50,000 shares to USTS, and the repurchase period shall be extended for the 19th through the 24th month; and

                    d) PKGP has a right to repurchase all or any part of the 1,000,000 Shares at $1.30 per share during the 19th through 24th month.

                    e) The right to repurchase Shares shall terminate at the end of the 24th month.

               1.4 Registration of Shares of PKGP. PKGP will agree to include or "piggyback" any Shares of PKGP owned by USTS on its next registration statement.

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               1.5  Loan to PKGP. At the Closing, USTS will loan PKGP $100,000, to be repaid with interest at 10% per annum, in eighteen
                    (18) monthly installments from the date of Closing, the first six (6) monthly installments of which shall be interest only, and the last twelve (12) monthly installments shall consist of equal payments of principal and interest. The loan will be secured by 300,000 "restricted" common shares of PKGP, placed in an appropriate escrow account with Wagner & DiMaio, LC. Failure to make any payment when due after a 10 business day grace period shall require the release of the Shares to USTS, but shall in no way effect PKGP's obligation to repay the loan.

               1.6 Adjustment of Purchase Price. PKGP and USTS will agree that the purchase price for Entertainment will be adjusted after the first year from the Closing if gross revenue generated by Entertainment falls below 10% from gross revenues estimated for the 1997 of $2,300,000. Accordingly, for every $100,000 less than $2,070,000 in revenues, USTS will return 42,500 shares to PKGP.

2.      OTHER DELIVERIES AND ASSURANCES.

               2.1 Other Deliveries. At the Closing, in addition to the delivery of the stock certificates for Entertainment, in accordance with Section 1.1 hereof, USTS shall deliver to PKGP the following:

                    2.1.1 Corporate Books. The minute books, certificates of
                          incorporation, by-laws, stock transfer books and corporate seals of Entertainment and any of its subsidiaries.

                    2.1.2 Resignations. The resignations of all of the present officers and directors of Entertainment and any of its subsidiaries, to be effective upon completion of the Closing.

               2.2 Assurances. Each party hereto shall take such other action from time to time as the other party may reasonably request in order to more effectively carry out the sale and the deliveries provided for in this Agreement.




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3. CLOSING.

         Subject to the terms and conditions of this Agreement, the closing of the transactions provided for herein (the "Closing") shall take place at the offices of USTS, 33 West Main Street, Elmsford, New York on January 8, 1997, at 10:30 a.m.; or at such prior date and time as may be mutually agreed upon by USTS and PKGP.

4. USTS'S REPRESENTATIONS AND WARRANTIES.

        USTS hereby represents and warrants to PKGP as follows:

               4.1 Organization and Good Standing. USTS, and Entertainment and its subsidiaries, are corporations duly organized, validly existing and in good standing under the laws of the states of their incorporation. USTS and Entertainment have authority to own, operate and lease their properties and to carry on their businesses as now being conducted. Copies of the charter and By-Laws, and all amendments thereto, of Entertainment and its subsidiaries have been delivered to PKGP and are complete and correct as of the date hereof. Entertainment is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure so to qualify or to be in good standing would not have a materially adverse effect on the business, operations, assets or financial condition of Entertainment.

               4.2 Capitalization. Entertainment has the authorized, issued and outstanding capital stock set forth in Schedule A. All of such issued and outstanding shares are validly issued, fully paid and nonassessable. Entertainment does not have authorized, issued or outstanding any other shares of capital stock or any subscription or other rights to the issuance or receipt of shares of its stock.


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               4.3  Authorization. USTS has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by USTS and the consummation by USTS of the transactions contemplated hereby have been duly authorized by USTS's Board of Directors and no other corporate action or proceeding on the part of USTS is necessary for the execution or delivery of this Agreement by USTS or for the consummation by USTS of the transactions contemplated hereby. This Agreement has been duly executed and delivered by USTS and (assuming this Agreement has been duly executed and delivered by PKGP) is a legally valid and binding obligation of USTS, enforceable against USTS in accordance with its terms.

               4.4 Non Conflict; No Consents or Approvals Required. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by USTS will, with or without notice or passage of time, or both,
                    (i) violate any provision of the Certificate or Incorporation or By-Laws or USTS or the charter documents or by-laws of Entertainment, (ii) violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to USTS or Entertainment or by which Entertainment's properties or assets are bound or affected, or (iii) conflict with or result in any breach of or constitute a default under the terms, conditions or provisions of any note, bond, mortgage, indenture, permit, license, franchise agreement, lease or other contract, instrument or obligation to which USTS or Entertainment is a party or by which USTS or Entertainment or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such violation , conflict, breach or default which individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Entertainment.

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               4.5  Litigation. To the best knowledge of USTS, there is no action, proceeding or investigation pending or threatened against or involving Entertainment, which, if determined adversely, would materially and adversely affect the financial condition, business or operations of Entertainment, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Entertainment having, or which, insofar as can be foreseen, in the future would be likely to have, any such effect.

               4.6 Contracts. To the best knowledge of USTS, Entertainment is not in material default under any contract made or obligation owed by Entertainment, which contract or obligation, individually or in the aggregate, is material to Entertainment.


               4.7 Trademarks and Trade Names. Set forth in Schedule B hereto is a list of the trademarks and trade names owned by Entertainment. Entertainment owns, or is licensed or otherwise has the full right to use, all trademarks, trade names, copyrights, technology, know-how and processes currently used and conducted which are material to the financial condition, results of operations or business of Entertainment. To the best knowledge of USTS, no claim has been asserted by any person with respect to the use of any such trademark, trade name, copyright, technology, know-how or process or challenging or questioning the validity or effectiveness of any such license.

               4.8 Tax Matters. Entertainment has filed, or on behalf of Entertainment there has been filed, all United States federal income tax returns, declarations and information returns, state and local income and franchise tax returns, declarations and information returns which are required to be filed including, but not limited to, Federal, New York State and Illinois Unemployment Taxes and New York City Occupancy Tax. All taxes as shown on said returns and all assessments received have been paid to the extent that such taxes have become due. All income and franchise tax returns filed on behalf of Entertainment by USTS, with respect to periods ending on or prior to the Closing Date, shall be filed based on normal and consistent tax accounting practices and in accordance with applicable law.



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               4.9  Lists of Certain Items. The following lists, setting forth summary descriptions, as of the date hereof, shall be true as of the Closing Date.

                    (i) Insurance Policies. Schedule C. USTS shall deliver simultaneously with the execution of this Agreement a summary description of all present policies of insurance with respect to Entertainment and covering its properties, buildings, equipment, furniture, fixtures or operations, all of which are presently in force;

                    (ii) Real Property. Schedule D. All real property owned of record or beneficially or leased by Entertainment;

                    (iii) Automobiles and Trucks. Schedule E. All automobiles and trucks owned or leased by Entertainment;

                    (iv) Leases. Schedule F. Each presently existing lease of personal property to which Entertainment is a party;

                    (v) Sales Contracts and Customer Purchase Orders. Schedule G. Schedule G lists each sales contract and customer purchase order for the delivery of products or performance of services by Entertainment, which would result in the right to receive revenues of at least $1,000 and a list of specific contracts or commitments each involving purchases of inventories or supplies in excess of $1,000;


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                    (vi)    Banks. Schedule H. The name of each bank in which
                            Entertainment has an account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto;

                    (vii) Loan and Credit Agreement, etc. Schedule I. All mortgages, pledges, deeds of trust, loan or credit agreements, notes and similar instruments to which Entertainment is a party, and all amendments or modifications of any thereof.

                    (viii) Apportionment of Expenses. All rents, bond payments, payroll and other expenses relating to Entertainment will be prorated between USTS and PKGP as of the date of the Closing.

               4.10 Brokers. USTS represents that it has not incurred any obligation to pay a finder's fee or similar acquisition services compensation in connection with the proposed acquisition, or if it has or does, it will pay such obligation.

               4.11 Financial Matters. USTS represents that Entertainment will be debt free at the Closing; USTS will retain accounts payable and accounts receivable of Entertainment in effect as of the Closing, but will deliver to PKGP all of the inventory associated with Entertainment.

               4.12 Transfer of Shares. USTS will transfer title to the capital stock of Entertainment to PKGP on the Closing Date, free and clear of all debt, liens, pledges, encumbrances, voting trusts and voting agreements. There is no existing option, warrant or other agreement (other than this Agreement) to which USTS or Entertainment is a party requiring, and there are no convertible or exchangeable securities of USTS or Entertainment, which upon conversion or exchange would require, the issuance or sale of any shares of the capital stock of Entertainment.



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5. PKGP's REPRESENTATIONS AND WARRANTIES.

        PKGP hereby represents and warrants to USTS as follows:

               5.1 Membership on PKGP's Board of Directors. USTS will receive one board seat on PKGP's Board of Directors as long as USTS holds at least 200,000 of the Shares. As long as USTS has one board seat, the Board shall not exceed five members.

               5.2 Consent of Designated Director. As long as USTS holds at least 200,000 of the Shares, PKGP will not take any action without the consent of USTS' designated director, which would affect USTS' Shares and not similarly and proportionally affect the shares held by PKGP's President, Richard A. Altomare, or his assigns or any related party.

               5.3 Organization and Good Standing. PKGP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to carry on its business as it is now being conducted and as proposed to be conducted. Copies of PKGP'S Certificate of Incorporation, By-Laws, and all amendments thereto, in effect prior to the date hereof, have been delivered to USTS and are complete and correct as of the date hereof.




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               5.4  Authorization. PKGP has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by PKGP and the consummation by PKGP of the transactions contemplated hereby have been duly authorized by PKGP's Board of Directors and no other corporate action or proceeding on the part of PKGP is necessary for the execution or delivery of this Agreement by PKGP or for the consummation by PKGP of the transactions contemplated hereby. This Agreement has been duly executed and delivered by PKGP and (assuming this Agreement has been duly executed and delivered by USTS) is a legally valid and binding obligation of PKGP enforceable against PKGP in accordance with its terms.

               5.5 Brokers. PKGP represents that it has not incurred any obligation to pay a finder's fee or similar acquisition services compensation in connection with the proposed acquisition, or if it has or does, it will pay such obligation.

6. TAX LIABILITIES.

               6.1  USTS agrees that it shall be responsible for and shall pay
                    (a) the federal income tax liabilities of Entertainment for all taxable periods ending with and prior to the Closing Date and (b) the state and local income and franchise tax liabilities of Entertainment for all taxable periods ending with and prior to the Closing Date.

               6.2 USTS's liability for federal, state and local income and franchise taxes for Entertainment for periods prior to the Closing Date shall survive the Closing for a period coterminous with the applicable statute of limitations.

7. LITIGATION, CLAIMS AND LIABILITIES.

               7.1 Liability Claims. USTS has no knowledge of any material liability claim against Entertainment.

               7.2 USTS's Obligations. USTS hereby agrees to indemnify, hold harmless and defend PKGP and its shareholders, directors, officers and employees from all such obligations and liabilities incurred by Entertainment or arising from Entertainment business prior to the Closing, including the payment of all expenses and attorneys' fees arising therefrom.




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8. SURVIVAL OF REPRESENTATIONS AND COVENANTS.

         The representations, warranties and covenants of USTS and PKGP in this Agreement shall survive the Closing for a period of four years, except that subsections 1.4, 5.1 and 5.2 shall survive the Closing without limitation.

9. BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS AND TRANSITION.

         USTS agrees to use its best efforts to perform and fulfill all conditions required to be performed by it under this Agreement, and PKGP agrees to use its best efforts to perform and fulfill all conditions required to be performed by it under this Agreement. Based upon the information presently available to PKGP and its impressions gained in discussions with USTS, it is the intention of PKGP to retain most of the present management personnel and other employees of Entertainment and USTS shall use its best efforts to assure management and employee continuity and a smooth transition of the businesses of Entertainment to PKGP, with the exception of any persons who may be named in a separate statement between the parties hereto.

10. PUBLIC ANNOUNCEMENTS.

         Prior to the Closing and for one week thereafter, neither USTS nor PKGP shall make any public announcement regarding any aspects of this Agreement, or any of the transactions contemplated hereby, without first advising and obtaining the consent of the other party.

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11. WAIVER.

         The parties may mutually agree to waive any and all of the conditions or requirements herein contained or defer them until after the Closing.

12. AMENDMENTS.

         PKGP and USTS, by mutual consent of their respective duly authorized officers, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument, executed by both PKGP and USTS.

13. SECTION AND PARAGRAPH HEADINGS.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14. NOTICES.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first claims postage prepaid:

               (a) To USTS. If to USTS, to Michael Margolies, Chairman, U.S. Transportation Systems, Inc., 33 West Main Street, Elmsford, New York 10523.

               (b) To PKGP. If to PKGP, to Richard A. Altomare, President and CEO, Packaging Plus Services, Inc., 20 South Terminal Drive, Plainview, New York 11803.





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15. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. ENTIRE AGREMENT.

         This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

17. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereunder.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

December 31, 1996

                          PACKAGING PLUS SERVICES, INC.

                                    By  /s/ Richard A Altomare
                                       ----------------------------------------
                                            Richard A Altomare,
                                            President and CEO




                                    U.S. TRANSPORTATIONS SYSTEM, INC.


                                    By  /s/ Michael Margolies
                                       ----------------------------------------
                                            Michael Margolies
                                            Chairman



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